Exhibit 10.11

ACQUISITION AGREEMENT

AGREEMENT made this 1st day of November, 2004, by and between KNIGHT FULLER,
INC., a Delaware corporation, (hereinafter “Knight Fuller”), and its subsidiary, PAYCELL, INC., a
California corporation (hereinafter “PayCell”), CELTRON INTERNATIONAL, INC., a Nevada
corporation (hereinafter “CLTR”), its subsidiary, ORBTECH HOLDINGS LIMITED, a South
African corporation (hereinafter “Orbtech”,) and its operating subsidiary, CREDITPIPE (PTY) LTD., a South African corporation, (hereinafter “CreditPipe”),

In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

            1.  RECITALS:

This agreement is made and entered into with reference to the following facts and circumstances:

A.  Orbtech owns 100% of the 200 outstanding common shares of CreditPipe (Pty) Ltd.;

B.  Knight Fuller owns 100% of the 100 outstanding common shares of PayCell, Inc.;

C.  CreditPipe holds a license from Mosaic Software, for a Postillion Financial switch, which will enable CreditPipe and PayCell to become their own acquiring house with direct entry into the banking network to switch and effect financial transactions, specifically on mobile commerce and credit card transactions originating form the businesses of CreditPipe and PayCell.  For this,
CreditPipe is indebted to Orbtech for the 1.5 million Rand cost of acquisition of the license;

D.  This agreement is intended to be the definitive operating agreement which determines the rights and duties of Knight Fuller and PayCell, on the one hand, and Orbtech and CreditPipe, on the other hand, with respect to the establishment and operation of a worldwide mobile credit card processing network (“the network”) for the benefit of all parties, and supersedes any and all agreements between the parties with respect to the network; and

E.  Knight Fuller and PayCell have committed the sum of ZAR 5 million (5 million Rand) to
Orbtech and CreditPipe for the establishment of the network, in exchange for ownership of 50% of the license and 50% of the common share capital of CreditPipe, with an additional option to purchase up to 60% of the common share capital of CreditPipe.

2.   OWNERSHIP OF THE LICENSE

For a one time royalty payment of 1.5 million Rand, CreditPipe hereby sublicenses to
PayCell, the Postillion Switch for PayCell’s use worldwide, with the exception of the African continent.  PayCell shall be bound to the same terms and conditions for the use of the license, a copy of which is attached hereto as Exhibit A, as exist between CreditPipe and Mosaic Software.

3.  OWNERSHIP OF CREDITPIPE

PayCell shall purchase from Orbtech, for a total price of 1 million Rand, 20 common shares of CreditPipe, and shall purchase from CreditPipe, 160 common shares of CreditPipe, to be issued from its treasury (“treasury stock”), in exchange for 2.5 million Rand.

 4.  SCHEDULE OF PAYMENTS

The payments for the sublicense and shares called for in this agreement shall be made to
Orbtech at the rate of 1 million Rand per month, on the first day of each month, beginning November
1, 2004 and continuing until the sum of 5 million Rand has been paid in full. The first 1.5 million
Rand paid shall be applied toward the purchase of the license, the next 1 million Rand shall be applied toward the acquisition of CreditPipe stock from Orbtech, and the remaining payments applied toward the acquisition of treasury stock from CreditPipe.  Upon receipt of each payment for the treasury stock, CreditPipe shall issue a pro rata amount of common shares from its treasury to
PayCell that corresponds to the payments received.  If all payments are made on or before March 5,
2005, CreditPipe grants to PayCell an option to purchase an additional 20 shares of CreditPipe for the sum of 100,000 Rand, so that PayCell’s holdings of CreditPipe shall be 60%.  If all payments are not made by March 5, 2005, then PayCell shall retain the percentage of CreditPipe stock it has paid for, and there shall be no further recourse for CreditPipe or Orbtech against PayCell or Knight Fuller.

5.  LICENSE OF TECHNOLOGY

As additional consideration for the payments by PayCell recited herein, CLTR and
CreditPipe shall enter into a new license for PayCell’s worldwide use (excepting the African continent) of all CreditPipe technology, which shall supersede that license agreement between the parties dated May 16, 2004.

6.    MISCELLANEOUS PROVISIONS:

This agreement shall be construed in accordance with the laws of the State of Nevada.

This agreement shall be binding upon and shall inure to the benefit of the parties hereto, their beneficiaries, heirs, representatives, assigns, and all other successors in interest.

Each of the parties does hereby promise and agree to execute any and all documents required to be executed and perform all acts required to be performed in order to effectuate the terms of this agreement.

This agreement contains all of the agreements and understandings of the parties hereto with respect to the matters referred to herein, and no prior agreement or understanding pertaining to any such matters shall be effective for any purpose.

Each of the parties does hereby agree to the use of the particular language of the provisions of this Agreement, and any question of doubtful interpretation shall not be resolved by any rule of interpretation against the party who causes the uncertainty to exist or against the draftsman.

This agreement may not be superseded, amended or added to except by an agreement in writing, signed by the parties hereto, or their respective successors-in-interest.

Any waiver of any provision of this agreement shall not be deemed a waiver of such provision as to any prior or subsequent breach of the same provision or any other breach of any other provision of this agreement.

If any provision of this agreement is held, by a court of competent jurisdiction, to be invalid, or unenforceable, said provisions shall be deemed deleted, and neither such provision, its severance or deletion shall affect the validity of the remaining provisions of this agreement, which shall, nevertheless, continue in full force and effect.

The parties may execute this agreement in two or more counterparts, each of which shall be signed by all of the parties; and each such counterpart shall be deemed an original instrument as against any party who has signed it.

The parties shall use their reasonable best efforts to obtain the consent of all necessary persons and agencies to the transfer of shares provided for in this agreement.

     The parties agree that they will endeavor to settle any dispute, controversy or claim arising out of or relating to this Agreement, which they are unable to settle through direct discussions, by mediation administered by the American Arbitration Association in accordance with the provisions of the
Commercial Mediation Rules of the American Arbitration Association, and agree that the arbitrator shall have the power to make injunctive orders, which orders shall be enforceable in any court of competent jurisdiction, without the right of either party to appeal. The parties agree to conduct good faith efforts to resolve their dispute by mediation.  The parties agree to submit to mediation conducted by the American Arbitration Association and to conduct the mediation in a mutually agreed upon location.

 Any dispute, controversy or claim arising out of or relating to this contract, or the breach thereof, shall be finally settled by arbitration administered by the American Arbitration Association, in accordance with the commercial rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction.  The number of arbitrators shall be one, the language of the arbitration shall be in English, and the place of arbitration shall be Los Angeles, California, United States of America.

The prevailing party in any mediation, arbitration, or litigation shall be entitled to recover from the other party reasonable attorney's fees, court costs, and the administrative costs, fees, and expenses of the American Arbitration Association, each as applicable, incurred in the same, in addition to any other relief that may be awarded.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

CELTRON INTERNATIONAL, INC.

By__________________________________

Allen Harington, President

ORBTECH HOLDINGS LIMITED

By__________________________________

Allen Harington, President

CREDITPIPE (PTY.), LTD.

By__________________________________

Brandon Sandiford, President

KNIGHT FULLER, INC.

By__________________________________

Stephen Hallock, VP, Secretary

PAYCELL, INC.

By__________________________________

Brandon Sandiford, President

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